SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT - February 4, 2007
(Date of Earliest Event Reported)

COLUMBIA LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Commission File No. 1-10352

Delaware	59-2758596
(State of Incorporation)	(I.R.S. Employer Identification No.)

354 Eisenhower Parkway Livingston, New Jersey	07039
(Address of principal executive offices)	Zip Code

Registrant’s telephone number, including area code: (973) 994-3999

___________________________________________________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On February 4, 2007, Columbia Laboratories, Inc. (the “Company”), issued a press release entitled, “Phase III Trial of Progesterone for the Prevention of Preterm Birth in Women with a Previous Preterm Birth Earlier than 35 Weeks Does Not Meet Endpoints.” A copy of the press release issued by the Company is filed herewith as Exhibit 99.1.

The information furnished herewith pursuant to Item 7.01 of this Current Report and in Exhibit 99.1 hereto shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The furnishing of such information is not an admission as to the materiality of any of the information set forth therein or herein. The information in this Item 7.01 and in Exhibit 99.1 hereto shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(c)        Exhibits.

99.1
Press Release dated February 4, 2007, entitled “Phase III Trial of Progesterone for the Prevention of Preterm Birth in Women with a Previous Preterm Birth Earlier than 35 Weeks Does Not Meet Endpoints.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 5, 2007

COLUMBIA LABORATORIES, INC.

By:	/S/ James Meer
James Meer Senior Vice President, Chief Financial Officer and Treasurer

Exhibit Index

Exhibit No.	Description
99.1
Press Release dated February 4, 2007, entitled “Phase III Trial of Progesterone for the Prevention of Preterm Birth in Women with a Previous Preterm Birth Earlier than 35 Weeks Does Not Meet Endpoints.”